EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of the Issuer and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

DATED: September 24, 2018

/s/ Michael Campbell
Michael Campbell

M1 ADVISORS LLC

	By:	/s/ Michael Campbell
Michael Campbell, managing member